U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): June 29, 1999



                      DALLAS GOLD AND SILVER EXCHANGE, INC.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)




                                     NEVADA
                                     -------
                 (State or other jurisdiction of incorporation)





  1-11048                                               88-0097334
  -------                                               ----------
(Commission file number)                    (IRS employer identification number)




                      2817 Forest Lane, Dallas, Texas 75234
                     (Address of principal executive office)




        Registrant's telephone number, including area code: (972)484-3662

Item 5. Other Information:

Dallas Gold And Silver Exchange, Inc. announced that after over six years on the Emerging Company Marketplace of the American Stock Exchange (the "Exchange"), it has requested and been granted permission to return to the NASDAQ market. Trading in the Company's common stock commenced on the NASDAQ Small Cap Market on June 29, 1999 with the new stock symbol DGSE. Concurrently with the commencement of trading on NASDAQ, the Company filed an application for withdrawal from listing on the Exchange of its Common Stock pursuant to Section 12(d) of the Securities Exchange Act of 1934. Trading in the Company's Common Stock on the Exchange has been suspended, in light of the Company's NASDAQ listing, pending its delisting from the Exchange.

The Company has taken these actions primarily to provide to Company shareholders more market exposure and depth in the trading of the Company's Common Stock. The Company notes, in this regard, that its Common Stock, which was one of the initial securities approved for listing on the Emerging Company Marketplace of the American Stock Exchange approximately six years ago, is now one of only nine companies whose securities are traded in this marketplace. This factor, along with the special symbol extensions required for the Emerging Company Marketplace, has resulted in very limited publication of trading information for the Company's Common Stock in the media and reduced access to timely tape trading data concerning securities transactions in the Company's Common Stock. In addition, the Company believes that the multi-market maker trading system of NASDAQ will provide greater depth, continuity and liquidity for Company shareholders.




                                    SIGNATURE

In accordance with section 13 and 15(d) of the Exchange Act, the Registrant has dully caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        Dallas Gold And Silver Exchange, Inc.
                                        /s/ Dr. L.S. Smith
                                        ------------------------------------
                                        Dr. L.S. Smith
                                        Chairman of the Board

Dated: June 29, 1999